Exhibit 99.1

NOVASTAR FINANCIAL, INC.

MONTHLY LOAN ORIGINATION DATA

(dollars in thousands)

(unaudited)

	For the Month Ended April 30,				For the Four Months Ended April 30,
	2005	As a % of Total	2004	As a % of Total	2005	As a % of Total	2004	As a % of Total
Non-conforming production volume
Non-conforming
Wholesale	$507,298	78%	$422,543	65%	$1,979,044	76%	$1,564,195	64%
Correspondent/Bulk	27,620	4%	41,613	6%	212,478	8%	183,160	8%
Retail *	116,166	18%	190,764	29%	407,413	16%	690,684	28%

Total non-conforming production volume	$651,084	100%	$654,920	100%	$2,598,935	100%	$2,438,039	100%

# of funding days in the month	21		22		83		84

Average originations per funding day	$31,004		$29,769		$31,312		$29,024

Retail production volume *
Non-conforming
Sold to non-affiliates	$52,654	23%	$203,851	28%	$337,844	32%	$652,450	26%
Retained by NMI	116,166	51%	190,764	27%	407,413	39%	690,684	28%

Total non-conforming	168,820	74%	394,615	55%	745,257	71%	1,343,134	54%

Conforming/Government	58,014	26%	321,454	45%	304,854	29%	1,146,905	46%

Total retail production volume	$226,834	100%	$716,069	100%	$1,050,111	100%	$2,490,039	100%

*	Branch production volumes are considered a part of our retail operations and are included within the retail production volumes shown above.

NOVASTAR FINANCIAL, INC.

SELECTED NON-CONFORMING LOAN ORIGINATION DATA

(Unaudited)

	For the Month Ended 4/30/2005				For the Month Ended 3/31/2005				For the Month Ended 2/28/2005
	Weighted Average Coupon	Weighted Average LTV	Weighted Average FICO	Percent of Total	Weighted Average Coupon	Weighted Average LTV	Weighted Average FICO	Percent of Total	Weighted Average Coupon	Weighted Average LTV	Weighted Average FICO	Percent of Total
Summary by Credit Grade
660 and above	7.32%	83.2%	700	33%	7.15%	83.1%	700	33%	7.07%	83.8%	700	32%
620 to 659	7.52%	82.9%	639	23%	7.28%	81.3%	640	25%	7.33%	82.2%	640	25%
580 to 619	7.78%	82.6%	599	19%	7.66%	83.0%	601	20%	7.69%	82.8%	599	18%
540 to 579	8.30%	80.0%	560	18%	8.23%	80.6%	558	15%	8.31%	80.7%	559	17%
539 and below	8.93%	78.3%	528	7%	8.82%	78.8%	528	7%	8.84%	78.4%	527	8%

	7.74%	82.1%	630	100%	7.57%	81.9%	631	100%	7.61%	82.2%	628	100%

Summary by Program Type
2-Year Fixed	7.89%	83.1%	612	61%	7.72%	82.8%	614	60%	7.73%	82.8%	613	66%
2-Year Fixed Interest-only	7.11%	81.7%	672	18%	6.85%	81.0%	668	18%	6.79%	81.0%	670	17%
3-Year Fixed	7.28%	81.7%	646	1%	7.29%	77.8%	627	2%	7.50%	81.3%	614	3%
3-Year Fixed Interest-only	6.67%	71.7%	676	1%	6.69%	79.2%	659	1%	6.57%	74.7%	663	1%
5-Year Fixed	7.22%	72.3%	651	1%	6.93%	75.2%	658	1%	6.38%	76.5%	694	1%
5-Year Fixed Interest-only	6.85%	77.0%	668	0%	6.51%	78.9%	677	1%	6.75%	76.5%	666	0%
15-Year Fixed	8.29%	78.5%	637	2%	7.99%	77.2%	642	1%	8.25%	77.8%	642	2%
30-Year Fixed	7.27%	75.2%	634	12%	7.14%	75.9%	641	12%	7.49%	77.1%	639	7%
30-Year Fixed Interest-only	6.72%	75.9%	681	0%	7.62%	82.9%	642	0%	6.62%	79.0%	670	0%
Other Products	10.10%	96.8%	674	4%	10.00%	96.6%	681	4%	10.09%	96.2%	675	3%

	7.74%	82.1%	630	100%	7.57%	81.9%	631	100%	7.61%	82.3%	628	100%